UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 25, 2011	(October 21, 2011)

Metro Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	000-50961	25-1834776
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3801 Paxton Street, Harrisburg, Pennsylvania	17111
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	800-653-6104

N/A
(Former name or former address, if changed since last report)

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective upon adoption on October 21, 2011, amended and restated Bylaws were adopted by the Board of Directors of Metro Bancorp, Inc. This action updated the Bylaws to add a new Section 8.6 which provides that the Board may elect from its members an independent Lead Director. The Lead Director will have the powers and duties prescribed by the Board. Independence of the Company's directors is based on the listing standards of the national securities exchange on which the Company's common stock is listed.

A complete copy of the Bylaws of Metro Bancorp, Inc., as amended and restated effective October 21, 2011, is attached hereto as Exhibit 3(ii).

Item 9.01.   Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.            Description

3(ii)         Amended and Restated Bylaws of Metro Bancorp, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Metro Bancorp, Inc.
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(Registrant)

Date: October 25, 2011

/s/ Mark A. Zody
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Mark A. Zody
Chief Financial Officer